                                                                   EXHIBIT 10.26

                   DEFINITIZED SUBCONTRACT NO. ZCO-0-30017-01
                                     UNDER
                       PRIME CONTRACT NO.DE-AC36-99GO10337

CONTRACTING PARTY:         MIDWEST RESEARCH INSTITUTE
                           NATIONAL RENEWABLE ENERGY LABORATORY
                           DIVISION

SUBCONTRACTOR:             GENENCOR INTERNATIONAL, INC.

ADDRESS:                   925 PAGE MILL ROAD
                           PALO ALTO, CA 94304

SUBCONTRACT TITLE:         "CELLULASE COST REDUCTION FOR BIOETHANOL"

TYPE OF SUBCONTRACT:       COST SHARING

PERIOD OF PERFORMANCE:     04/27/00 THROUGH 06/26/03

SUBCONTRACT AMOUNT:

SUBCONTRACTORS        NREL'S
 COST SHARE         COST SHARE         TOTAL
--------------    --------------   --------------
$3,388,451.00     $13,553,804.00   $16,942,255.00
    (20%)              (80%)           (100%)

PAYMENT TERMS:             NET 30

SUBCONTRACTOR'S            GENENCOR INTERNATIONAL, INC.
REMITTANCE NAME            ATTN: CONTRACT ADMINISTRATOR
AND ADDRESS:               925 PAGE MILL ROAD
                           PALO ALTO, CA 94304

FUNDED AMOUNT AND
TASK CHARGE NUMBER:    LETTER SUBCONTRACT:         $ 1,040,000.00 -- BF001360
                                                   $   460,000.00 -- BF991701
                                                   $    49,695.00 -- CE030102
                                                   --------------
                       Subtotal:                   $ 1,549,695.00

                       MOD 1:                      $   101,835.00 -- CE030201
                                                   $   101,835.00 -- CE030202
                                                   $   101,835.00 -- CE030203
                                                   $   101,835.00 -- CE030204
                                                   $    75,000.00 -- CE030205
                                                   $    99,500.00 -- CE030206
                                                   $    30,200.00 -- CE030207
                                                   $   127,000.00 -- CE030208
                                                   $   120,000.00 -- CE030209
                                                   $   457,178.00 -- BF770101
                                                   --------------
                       Subtotal:                   $ 1,316,218.00

                       MOD 2:                      $ 5,000,000.00 -- BF001360
                       MOD 3:                      $         0.00
                       MOD 4:                      $         0.00
                       MOD 5:                      $         0.00
                                                   --------------
                       LETTER SUBCONTRACT TOTAL:   $ 7,865,913.00
                       DEFINITIZATION:             $   157,434.00 -- CEB10105
                                                   --------------
                                                   $ 8,023,347.00

                                     INDEX
                                       TO
                              SUBCONTRACT SCHEDULE

ARTICLE - TITLE                                                             PAGE
---------------                                                             ----
INTRODUCTION .............................................................     1

AGREEMENT ................................................................     1

ARTICLE 1 - THE WORK TO BE PERFORMED .....................................     1

ARTICLE 2 - THE PERIOD OF PERFORMANCE ....................................     1

ARTICLE 3 - ESTIMATED COST, OBLIGATION OF FUNDS AND FINANCIAL
                              LIMITATIONS ................................     2

ARTICLE 4 - LIMITATION OF FUNDS AND LIMITATION OF COST ...................     2

ARTICLE 5 - FOREIGN TRAVEL ...............................................     3

ARTICLE 6 - WAIVER OF FACILITIES CAPITAL COST OF MONEY ...................     3

ARTICLE 7 - SUBCONTRACTOR ACQUIRED PROPERTY AND TITLE ....................     3

ARTICLE 8 - CAPITAL EQUIPMENT ACQUISITIONS, ACCOUNTABILITY, REPORTING AND
                              INVENTORIES ................................     3

ARTICLE 9 - APPLICABLE DOCUMENTATION .....................................     4

ARTICLE 10 - ORDER OF PRECEDENCE .........................................     5

ARTICLE 11 - RIGHTS TO PROPOSAL DATA .....................................     5

ARTICLE 12 - SUBCONTRACT ADMINISTRATION RESPONSIBILITIES .................     6

ARTICLE 13 - KEY PERSONNEL ...............................................     6

ARTICLE 14 - INVOICES ....................................................     6

ARTICLE 15 - INDIRECT RATES ..............................................     7

ARTICLE 16 - LICENSE FOR NREL BACKGROUND INTELLECTUAL PROPERTY ...........     8

ARTICLE 17 - PUBLIC DISCLOSURE ...........................................    10

ARTICLE 18 - ALTERATIONS TO TERMS AND CONDITIONS .........................    10

ARTICLE 19 - INTEGRATION .................................................    26

APPENDICES:
   APPENDIX A-1 - STATEMENT OF WORK
   APPENDIX B-1 - STANDARD TERMS AND CONDITIONS
   APPENDIX C-1 - INTELLECTUAL PROPERTY PROVISIONS
   APPENDIX D-1 - CLAUSES FOR SUBCONTRACTS IN EXCESS OF $500,000

                   DEFINITIZED SUBCONTRACT NO. ZCO-0-30017-01

                                    BETWEEN

                           MIDWEST RESEARCH INSTITUTE

                 NATIONAL RENEWABLE ENERGY LABORATORY DIVISION

                                      AND

                          GENENCOR INTERNATIONAL, INC.

                                    SCHEDULE

INTRODUCTION

THIS SUBCONTRACT is effective upon execution by the Midwest Research Institute, National Renewable Energy Laboratory Division and is between the Midwest Research Institute, acting through its National Renewable Energy Laboratory Division (hereinafter called "NREL") and Genencor International, Inc. (hereinafter called "Subcontractor"), whose principal offices are located in Palo Alto, CA.

Midwest Research Institute has entered into Contract No. DE-AC36-99GO10337 (hereinafter called "Prime Contract") with the Department of Energy (hereinafter called "DOE"), an agency of the U.S. Government (hereinafter called "Government"), for the operation and management of the National Renewable Energy Laboratory.

This subcontract is entered into in furtherance of the performance of the work provided for in the Prime Contract.

AGREEMENT

NOW, THEREFORE, the parties hereto agree to the following terms and conditions:

ARTICLE 1 - THE WORK TO BE PERFORMED

A. The Subcontractor shall perform the work generally described as "Cellulase Cost Reduction for Bioethanol", and specifically provided for in Appendix A-1, Statement of Work, attached hereto and made a part hereof, pursuant to the provisions of this subcontract.

B. Specific deliverables, quantities, due dates, reporting requirements, and addresses are set forth in Appendix A-1 hereto.

ARTICLE 2 - THE PERIOD OF PERFORMANCE

The period of performance under this subcontract shall be from effective date, 04/27/00, through 06/26/03; provided, however, that this period may be extended for additional periods by mutual written agreement of the parties.

Subcontract No. ZCO-0-30017-01                                            Page 2

ARTICLE 3 - ESTIMATED COST, OBLIGATION OF FUNDS AND FINANCIAL LIMITATIONS

A. Estimated Cost -- The estimated cost for the performance of the work conducted under this subcontract is $16,942,255.00. It is agreed by the parties hereto that said total cost shall be shared as follows:

Estimated NREL Share:             $13,553,804.00    80%
Estimated Subcontractor Share:    $ 3,388,451.00    20%
                                  --------------   ---
Total:                            $16,942,255.00   100%

         This cost sharing formula shall also apply (on the percentage basis shown above) to any increase or decrease in the estimated total cost of subcontract performance, changes under the "Changes" clause and/or terminations under the "Terminations" clause contained in Appendix B.

B. The Subcontractor shall be paid for the work conducted under this subcontract in accordance with the clause entitled "Allowable Cost and Payment" contained in Appendix B and the article in this Schedule entitled "Invoices." The Subcontractor is cautioned that, subject to the provisions of the clauses entitled "Limitation of Funds," and "Limitation of Cost" in Appendix B, NREL is not obligated to reimburse the Subcontractor for costs incurred in excess of the amount set forth in Paragraph A above.

C. Pursuant to the clause entitled "Limitation of Funds" contained in Appendix B, the amount of $8,023,347.00 has been allotted and is available for payment of allocable and allowable costs under this subcontract. It is estimated that the allotted amount will cover work under this subcontract through 09/30/01.

D. The amount of $8,023,347.00, presently obligated by NREL with respect to this subcontract, may be unilaterally increased by NREL by written notice to the Subcontractor, and may be increased or decreased by written agreement of the parties by formal modification of this subcontract.

E. The giving of any notice by either party under this article, the article entitled "The Period of Performance," or the clauses entitled "Limitation of Funds" and "Limitation of Cost" in Appendix B, as applicable, shall not be construed to waive or impair any rights of NREL to terminate this subcontract under the provisions of the termination clause(s) contained in Appendix B.

ARTICLE 4 - LIMITATION OF FUNDS AND LIMITATION OF COST

The Limitations of Funds clause contained in Appendix B shall be operable during such time that NREL incrementally allots additional funds to this subcontract as set forth in Article 3 - Estimated Cost, Obligations of Funds, and Financial Limitations. (The Limitations of Cost clause shall be inoperable during such time.)

The Limitations of Cost clause contained in Appendix B shall become operable at such time that NREL allots to this subcontract an amount equal to the total estimated NREL cost set forth in Article 3 - Estimated Cost, Obligations of Funds, and Financial Limitations. (The Limitations of Funds clause shall be inoperable at such time.)

Subcontract No. ZCO-0-30017-01                                            Page 3

ARTICLE 5 - FOREIGN TRAVEL

The Subcontractor hereby agrees to submit the required request for advance approval for the proposed foreign travel under this subcontract in accordance with the clause entitled "Foreign Travel" in Appendix B. The Subcontractor further agrees that no amount for foreign travel costs shall be allowable under this subcontract if approval is not granted by DOE through NREL. If the foreign travel is approved, the Subcontractor hereby agrees to submit the required trip report within the time frames specified prior to payment being made to the Subcontractor for such foreign travel.

ARTICLE 6 - WAIVER OF FACILITIES CAPITAL COST OF MONEY

The Subcontractor did not include facilities capital cost of money as a proposed cost of this subcontract. Therefore, it is an unallowable cost under this subcontract.

ARTICLE 7 - SUBCONTRACTOR ACQUIRED PROPERTY AND TITLE

The equipment specified below shall be procured with funds allocated as the Subcontractor's cost sharing. Therefore, title to such equipment shall remain with the Subcontractor. The retention of title to such equipment with the Subcontractor shall be subject to the conditions of Paragraph A and B below.

Equipment Description                                                              Value
---------------------                                                              -----
Two (2) BioFlow 4500 Fermentor Systems @ $112,305.21 each                       $224,610.43
Eighteen (18) Computers: Dell Pentium III Computer System with IBM Monitors     $ 41,931.74

          Total Amount:                                                         $266,542.17

A. The Subcontractor shall not charge depreciation, amortization, or use charges for the equipment, supplies, materials, or instrumentation under any other Federal Government contract, subcontract, cooperative agreement, or grant either currently or in the future.

B. Said equipment, supplies, materials, or instrumentation shall be used for the benefit of research and development under this subcontract and any extension hereto.

ARTICLE 8 - CAPITAL EQUIPMENT ACQUISITIONS, ACCOUNTABILITY, REPORTING AND INVENTORIES

A. The estimated cost set forth in Article 3 includes $1,066,168.66 for capital equipment acquisitions on behalf of NREL with title vesting in the Government. These funds are set aside specifically for the acquisition of the capital equipment shown below and may not be used for any other purpose. In addition, NREL shall not be obligated to reimburse the Subcontractor for costs incurred for capital equipment acquisitions which are in excess of the total amount specified in this article. In accordance with "Lower-Tier Subcontracts" clause of Appendix B, advance notification for the purchase of any equipment in excess of $5,000, except as approved hereunder, is required. Advance

Subcontract No. ZCO-0-30017-01                                            Page 4

notification is not required prior to the actual purchase of the following capital equipment in that this equipment is approved as part of this award:

Equipment Description                                             Value
---------------------                                             -----
SCI Octane/MXE Work Station, Model #WT5-2P300MXE18,
         and Accessories                                      $   50,164.80
Four (4) BioFlow 4500Fermentor Systems @ $141,402.73 each     $  565,610.93
Two (2) Shaking Incubators @ $37,813.86 each                  $   75,627.73
Biocad 700E HPLC System                                       $   99,227.36
BMG Fluo Star 97 Spectrophotometer                            $   30,107.80
Biomerk FX Multi-Pippeting Robot                              $  126,123.82
Biomerk 2000 Liquid Handling Robot                            $  119,306.22

        Total Amount:                                         $1,066,168.66

B. The Subcontractor shall treat all Government property in accordance with the "Government Property" clause of Appendix B and other requirements as contained in this subcontract.

C. The Subcontractor shall submit supporting documentation in accordance with the article entitled "Invoices," for all property acquired under this subcontract, affix the property identification tags to all Government property acquired upon receipt from NREL, comply with all reporting requirements requested by NREL or the Government, and conduct an annual physical inventory of all Government property under this subcontract. The annual physical inventory shall be conducted by the Subcontractor based on the Government's fiscal year (October 1 through September 30) or a portion thereof covered by the subcontract's period of performance. The Subcontractor shall accomplish this annual physical inventory and submit the annual physical inventory report on or before October 31 of each year covered by the subcontract's period of performance and submit a final physical inventory report within thirty
         (30) days after completion of the subcontract. The report(s) shall be submitted on NREL's form entitled "Government Property Inventory & Certification" in accordance with the instructions contained in the form in an original and one (1) copy to the Subcontract Administrator. This form shall be sent to the Subcontractor with the fully executed copy of the subcontract.

ARTICLE 9 - APPLICABLE DOCUMENTATION

In addition to the terms and conditions contained in this Schedule, the following documents are attached hereto and made a part of this subcontract:

A.       Appendix A-1, entitled "Statement of Work", dated 08/15/00;

B.       Appendix B-1, entitled "Standard Terms and Conditions", dated 07/24/00;

C.       Appendix C-1, entitled "Intellectual Property Provisions", dated
         10/22/98;

Subcontract No. ZCO-0-30017-01                                            Page 5

D. Appendix D-1, entitled "Clauses for Subcontracts in Excess of $500,000", dated 07/28/00;

E. Subcontractor's technical proposal number (none) dated 01/26/00 together with any revisions, is hereby incorporated by reference. In the event there is a conflict between the Subcontractor's technical proposal and any other provisions of this subcontract, the latter shall prevail.

ARTICLE 10 - ORDER OF PRECEDENCE

Any inconsistency in this subcontract, shall be resolved by giving precedence in the following order:

A.       This Schedule;

B.       Statement of Work (Appendix A-1);

C.       Standard Terms and Conditions (Appendix B-1);

D.       Intellectual Property Provisions (Appendix C-1);

E.       Clauses for Subcontracts in Excess of $500,000 (Appendix D-1);

F. Other provisions of this subcontract whether incorporated by reference or otherwise; and

G. The Subcontractor's technical proposal, if incorporated in this subcontract by reference or otherwise.

ARTICLE 11 - RIGHTS TO PROPOSAL DATA

Except for technical data contained on the pages identified below of the subcontractor's proposal dated 01/26/00, and any revisions thereof, which are asserted by the Subcontractor as being proprietary data, it is agreed that, as a condition of the award of this subcontract, and notwithstanding the provisions of any notice appearing on the proposal, the Government and NREL shall have the right to use, duplicate, disclose and have others do so for any purpose whatsoever, the technical data contained in the proposal upon which this subcontract is based.

     Technical Proposal's Page and Line Numbers

     Representations and Certifications, Page 17, Item 16, Intellectual Property, Paragraph A, Subparagraph a., Rights in Proposal Data, Lines identifying "the following identified technical data in Volume 1 is proprietary," and Page 18, Item 16, Intellectual Property, Paragraph A, Subparagraph a., Rights in Proposal Data, Lines identifying "all pages in volume 2."

     Representations and Certifications, Pages 19 through 22, Paragraph C., Identification of Technical Data which is Proprietary, Subparagraph (1), Proprietary Data, Lines identifying "the following information and technology is considered proprietary data."

Subcontract No. ZCO-0-30017-01                                            Page 6

ARTICLE 12 - SUBCONTRACT ADMINISTRATION RESPONSIBILITIES

A. Signature Authority: This subcontract may only be modified by a formal modification signed by an authorized official of NREL.

B. Subcontract Administration Responsibilities: The authorized official of NREL has designated Deb Bullard as the Subcontract Administrator for this subcontract with the responsibilities for subcontract administration and negotiation of any modifications to this subcontract. The Subcontract Administrator's telephone number is (303) 384-6876.

C. Technical Monitoring Responsibilities: The authorized official of NREL has designated Mike Himmel as the Technical Monitor for this subcontract with the responsibilities of monitoring the technical work or services to be performed under this subcontract. The Technical Monitor does not have the authority to make any commitments or authorize any changes which may affect the subcontract's cost, scope of work, terms, or conditions. Any such changes shall be referred to the Subcontract Administrator designated in Paragraph B above. The Technical Monitor's telephone number is (303) 384-7756.

ARTICLE 13 - KEY PERSONNEL

A. It having been determined that the individuals, whose names appear below, are necessary for the successful performance of this subcontract, the Subcontractor agrees to assign or have assigned such individuals to the performance of the work under this subcontract and shall not reassign or remove any of them without the consent of the Subcontract Administrator by modification to this subcontract:

      Name                   Project Title         Telephone No.
      ----                   -------------         -------------
Colin Mitchinson         Principal Investigator    (650) 846-5853

B. Whenever, for any reason, one or more of the designated key personnel designated above, is unavailable for assignment for work under this subcontract, the Subcontractor shall, with the approval of the Subcontract Administrator, replace such individual with an individual of substantially equal abilities and qualifications.

ARTICLE 14 - INVOICES

Invoices for work accomplished under this subcontract shall be submitted in an ORIGINAL AND ONE COPY to:

           National Renewable Energy Laboratory
           Attention: Ms. Pat Weitzel, Contracts and Business Services Associate MS 1632, 1617 Cole Boulevard
           Golden, Colorado 80401-3393

Subcontract No. ZCO-0-30017-01                                            Page 7

To facilitate processing and payment each invoice must reference the subcontract number which appears on the cover of this subcontract. Payments under this subcontract shall be made in accordance with the payment terms and to the Subcontractor's remittance name and address shown on the cover sheet of this subcontract. Final payment under this subcontract shall be made upon execution of the closeout modification by both parties hereto (including receipt of an appropriately signed Release of Claims, appropriately signed Assignment of Refunds, Rebates, Credits and Other Amounts, final property disposition, and patent clearances, if required).

The payment terms of this subcontract shall mean net days from the date of receipt of an acceptable invoice or the date of receipt and acceptance of all deliverables or reporting requirements for the period covered by the invoice, whichever is later.

The Subcontractor shall submit its invoices in reasonable detail, broken down by category, showing the total cost incurred both currently and cumulatively less the Subcontractor's cost share and the resultant NREL cost share. An authorized official of the Subcontractor shall sign the following certification on each invoice submitted for payment:

                  "I certify that this invoice is correct and proper for payment, and reimbursement for these costs has not and will not be received under any other Government contract or subcontract or other source of Government funds.

                  _________________________            ___________________
                  Authorized Official                  Date"

Billings for capital equipment, as authorized hereunder, must be separately identified on invoices submitted and include backup documentation in the form of an equipment listing or a copy of the receiving report, which shall include as a minimum: the item nomenclature, manufacturer, model number, serial number, purchase price, applicable shipping and installation charges, and the acquisition date. Payment for equipment invoiced cannot be made without this information.

The Subcontractor is hereby notified that NREL may withhold payment on invoices submitted, if the Subcontractor has failed to comply with or its delinquent in the submission of the reporting or deliverable requirements under this subcontract, until such time as the Subcontractor has complied or submitted such reporting or deliverable requirements.

ARTICLE 15 - INDIRECT RATES

A. The following rates were utilized in the negotiation of the estimated cost for this subcontract:

 Category     Subcontract Period Covered        Rate          Base
 --------     --------------------------        ----          ----
US
Fringe        04/27/00 through 06/26/03        28.00%    Direct Labor
G&A           04/27/00 through 06/26/03        87.30%    Total Direct Costs

Subcontract No. ZCO-0-30017-01                                            Page 8

Netherlands
Fringe        04/27/00 through 06/26/03        40.00%    Direct Labor
G&A           04/27/00 through 06/26/03        73.11%    Total Direct Costs

B. The Subcontractor is cautioned that, pursuant to the clause entitled "Limitation of Costs," NREL shall not be obligated to reimburse the Subcontractor for indirect or direct costs incurred in excess of the amount set forth in Article 3 - Estimated Cost and Cost Sharing. This shall also apply to overruns created by an indirect rate fluctuation that the Subcontractor, as a prudent businessperson should have been aware of, and should have informed NREL of, at the time.

ARTICLE 16 - LICENSE FOR NREL BACKGROUND INTELLECTUAL PROPERTY

A. License. MRI grants to Subcontractor a nonexclusive, personal, revocable, nontransferable, limited license to use NREL Background Intellectual Property, defined below, only for the work to be performed at its Palo Alto, California facility under this Subcontract No. ZCO-0-30017-01 (Subcontract).

B. NREL Background Intellectual Property. For the purposes of this Subcontract, "NREL Background IP" means intellectual property generated by NREL under its Contract No. DE-AC36-99GO10337 with the DOE, which intellectual property was in existence prior to and/or produced outside this Subcontract, and which is identified herein below. Any Subject Inventions and/or copyrightable works produced under this Subcontract cannot be NREL Background IP.

C. NREL Background IP comprises: (1) U.S. Patents Nos. 5,275,944; Thermostable Purified Endoglucanase from Acidothermus cellulolyticus; Himmel et al. (1994); and 5,536,655 The Native Structural Gene Coding for the E1 Endoglucanase from Acidothermus Cellulolyticus; Thomas et al. (1996); (2) the NREL Protected Information set forth in the SERI Laboratory Notebook, No. 334 of Michael Himmel, pages 52-55, entitled Methods to Improve Cellulase Action; and (3) a copyrightable work (video) by Michael Himmel entitled Cellulase Animation (2000).

D. NREL Protected Information. For the purpose of this Subcontract, "NREL Protected Information" means information and/or biological material where such information and/or materials would embody trade secrets or would comprise commercial or financial information that is privileged or confidential were it obtained from the Subcontractor, and which is identified and/or marked as NREL Protected Information.

E. NREL Biological Materials. The biological materials furnished to the Subcontractor by NREL.

         1. are covered by the aforesaid NREL U.S. Patents Nos. 5,275,944 and 5,536,655; and

         2. comprise NREL Protected Information and may include, without limitation, the following:

                  a. cultures, cells and/or plasmids and any related biological material or information;

Subcontract No. ZCO-0-30017-01                                            Page 9

                  b. techniques developed and/or deduced through laboratory experimentation and analysis; and

                  c. any cultures, strains, mutants, cells, DNA molecules, or polypeptide molecules that are replicated or derived therefrom by the Subcontractor in the performance of this Subcontract.

F. MRI shall mark and/or identify all biological materials furnished to the Subcontractor, which comprise NREL Protected Information as such.

G. Confidentiality and Use Restriction. The Subcontractor shall solely use the NREL Background IP at the Subcontractor's facility at Palo Alto, California to only perform research work as specified in the Statement of Work (SOW) of the Subcontract, and the Subcontractor shall not modify or improve NREL Background IP, except as specified in the SOW.

H.       Subcontractor agrees as follows:

         1. to retain both the NREL Protected Information and Disclaimer notices or legends on, or use to identify, all biological materials, substances and information derived from the NREL Protected Information, including any invention conceived and/or reduced to practice by Subcontractor that incorporates NREL Protected Information;

         2. not to disclose, distribute or release NREL Protected Information to any person, company, or organization, including any of the Subcontractor's other domestic and/or foreign divisions, branches, agents, and contractors, except for direct employees working under this subcontract for a period of five (5) years from receipt by the Subcontractor without the prior written permission of the Director of the NREL Deployment Support Office;

         3. not to distribute or release any biological materials covered by NREL Patents Nos. 5,275,944 and 5,536,655 to third parties without the prior written Permission of the Director of the NREL Deployment Support Office; and

         4. to promptly discontinue its use and destroy or return any NREL Protected Information comprising biological materials and return the Cellulase Animation video upon completing the SOW.

1. DISCLAIMER, NEITHER THE UNITED STATES GOVERNMENT NOR ANY AGENCY THEREOF, NOR THE MIDWEST RESEARCH INSTITUTE, THE OPERATOR OF NREL, MAKES ANY WARRANTY, EXPRESS OR IMPLIED INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, OR ASSUMES ANY LEGAL LIABILITY OR RESPONSIBILITY WHATSOEVER; FOR THE ACCURACY, COMPLETENESS OR USEFULNESS OF ANY NREL BACKGROUND INTELLECTUAL PROPERTY, NREL PROTECTED INFORMATION, COPYRIGHTABLE WORK, APPARTUS, PRODUCT, OR PROCESS DISCLOSED OR DELIVERED TO SUBCONTRACTOR OR REPRESENTS THAT ITS USE THEREOF WOULD NOT INFRINGE PRIVATELY OWNED INTELLECTUAL PROPERTY OR OTHER RIGHTS. MRI makes no

Subcontract No. ZCO-0-30017-01                                           Page 10

         warranties as to the adequacy of the NREL Background Intellectual Property not to its suitability under this Subcontract. No written or oral information or advice given by MRI, its agents or employees shall create any warranty.

J. If the Subcontractor desires to use or license any NREL Background IP for commercial purposes, kindly contact the Director of the NREL Deployment Support Office at (303) 275-4481.

ARTICLE 17 - PUBLIC DISCLOSURE

A. Publicity release of any nature in connection with this subcontract shall not be made by the Subcontractor without prior review and approval of the NREL Subcontract Administrator.

B. The Subcontractor should particularly note that all papers and documents which are required for submittal and distribution for patent clearance under this subcontract should first be submitted to the Department of Energy, Intellectual Property Law Division, Chicago Operations Office, 9800 South Cass Avenue, Argonne, Illinois 60439 prior to distribution to the public. This requirement of patent clearance prior to publication of all Subcontractor's reports is specifically required and set forth in Appendix C hereof.

ARTICLE 18 - ALTERATIONS TO TERMS AND CONDITIONS

Appendix C-1, Intellectual Property Provisions, dated 10/22/98, is hereby modified by adding the following:

A.       Clause 3, Rights in Data - General (June 1987), as Modified by DEAR
         927.409 (Effective APR 1998), Paragraph A, Definitions, (page 3), is modified to add the following definition:

         "3. Protected Cellulase Cost Reduction Data, means technical data or commercial or financial data first produced in the performance of this Agreement which, if it had been obtained from and first produced by a non-Federal party, would be a trade secret or commercial or financial information that is privileged or confidential under the meaning of 5 U.S.C. 552
                  (b) (4), and which is marked as being Protected Cellulase Cost Reduction Data by a party to the Agreement."

B.       Clause 3, Rights in Data - General (June 1987), as Modified by DEAR
         927.409 (Effective APR 1998), Paragraph J, (page 9) will be deleted and replaced with the attached Paragraphs J and K:

         J.       Data Available to the Public.

                  The Subcontractor agrees that the following types of technical data are not considered to be proprietary and shall be provided to the Government and NREL when required by this subcontract without any claim that the data are proprietary or that the data are to be protected as Cellulase Cost Reduction Data. DOE and Subcontractor agree that these types of technical data are considered necessary to be publicly available.

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Subcontract No. ZCO-0-30017-01                                           Page 11

                  The parties agree, however, that notwithstanding the following list of types of data to be publicly available, nothing precludes the Government from seeking delivery of additional technical data in accordance with this subcontract, or from making publicly available additional non-proprietary or non-protected technical data, nor does the following list constitute any admission by the Government that technical data not on the list is proprietary.

                  1.       General description of the research approach;

                  2. Summary of project schedule and major accomplishments for the subcontract;

                  3. List and general descriptions of subcontract deliverables;

                  4.       Total subcontract amount;

                  5. The names of the Project Manager, Principal Investigator, and Contract Administrator, if any, working on the project;

                  6. General description of the Subcontractor's relevant past experience;

                  7. Deliverables designated in the Statement of Work as "Bi-monthly Project Status Report
                           (non-confidential)"; and

                  8. Subcontract documents, including: Subcontract Schedule (excluding information on indirect rates, if any), Appendix A - Statement of Work, Appendix B - Standard Terms and Conditions, Appendix C - Intellectual Property Provisions, Appendix D - Clauses for Subcontracts in Excess of $500,000, and Appendix E - NREL Approved Travel Policies.

         K.       Protected Cellulase Cost Reduction Data.

                  1. Notwithstanding any other provisions of this Rights in Technical Data (Long Form) clause, the Subcontractor may, with concurrence of DOE through NREL, (i) claim and mark as "Protected Cellulase Cost Reduction Data" any data first produced in the performance of this subcontract by its employees, and
                           (ii) so claim and mark, following mutual agreement of the other party, any data first produced in the performance of this subcontract by the other party's employees.

                  2. Any such claimed "Protected Cellulase Cost Reduction Data" will be clearly marked as "Protected Cellulase Cost Reduction Data," will be treated as such, and, except as otherwise provided herein, will not be published, disseminated or disclosed to others outside the Government and NREL, by the Government and NREL for a period, as approved by DOE, of five
                           (5) years after production of the data, without the prior written authorization of the Subcontractor. The marking shall include the

Subcontract No. ZCO-0-30017-01                                           Page 12

                           following legend and such other restrictions or limitations on use or disclosure as may be applicable or appropriate.

                                PROTECTED CELLULASE COST REDUCTION DATA

                                    This Protected Cellulase Cost Reduction Data was produced under "Subcontract No. ZCO-0-30017-01" with NREL under Prime Contract No. DEAC36-99GO10337 with the U.S. Department of Energy and may not be published, disseminated or disclosed to others by the Government and NREL until five
                                    (5) years after production of the data,
                                    unless express written authorization is
                                    obtained from the Subcontractor. Upon
                                    expiration of the period of protection set forth in this legend, the Government shall have unlimited rights in this data. This legend shall be marked on any reproduction of this data, in whole or in part.

                  3. Any such marked Protected Cellulase Cost Reduction Data may be disclosed under obligations of confidentiality for the following purposes:

                           (i) This "Protected Cellulase Cost Reduction Data" may be disclosed for evaluation purposes under the restriction that the "protected data" be retained in confidence and not be further disclosed.

                  4.       Reserved

                  5. The Subcontractor shall have the right to license such Protected Cellulase Cost Reduction Data or include such Protected Cellulase Cost Reduction Data in a license with other technology developed under this Ethanol Program and, in accordance with Paragraph H of this clause, agrees to license such Protected Cellulase Cost Reduction Data to responsible third parties. Such licenses shall include terms and conditions that are reasonable under the circumstances, including obligations of confidentiality.

                  6. The obligations of confidentiality and restrictions on publication and dissemination shall end for any Protected Cellulase Cost Reduction Data:

                           (i) At the end of the protected period, as indicated in the Legend, i.e. five (5) years after production of the data;

                           (ii) If the data becomes publicly known or available from other sources without

Subcontract No. ZCO-0-30017-01                                           Page 13

                                    a breach of the obligations of
                                    confidentiality with respect to the
                                    Protected Cellulase Cost Reduction Data;

                           (iii) If the same data is independently developed by someone who did not have access to the Protected Cellulase Cost Reduction Data and such independently developed data is made available without obligations of confidentiality; or

                           (iv) If the Subcontractor disseminates or authorizes another to disseminate such data without obligations of confidentiality."

C. Clause 8, Patent Rights Waiver (JUL 1996) as modified by 10 C.F.R. 784, DOE Patent Waiver Regulations (FAR 52.227-12) is hereby added as follows:

         A.       Definitions as used in this clause.

                  a. Background patent means a domestic patent covering an invention or discovery which is not a Subject Invention and which is owned or controlled by the Subcontractor at any time through the completion of this subcontract.

                           (i) Which the Subcontractor, but not the Government has the right to license to others without obligation to pay royalties thereon, and

                           (ii) Infringement of which cannot reasonably be avoided upon the practice of any specific process, method, machine, manufacture or composition of matter (including relatively minor modification thereof) which is a subject of the research, development or demonstration work performed under this subcontract.

                  b. Subcontract means any subcontract, grant, agreement, understanding, or other arrangement, which includes research, development, or demonstration work, and includes any assignment or substitution of parties.

                  c. DOE patent waiver regulations means the Department of Energy patent waiver regulations at 10 CFR Part 784.

                  d. Invention as used in this clause, means any invention or discovery which is or may be patentable or otherwise protectable under Title 35 of the United States Code or any novel variety of plant that is or may be protected under the Plant Variety Protection Act (7 U.S.C. 2321 et seq).

                  e. Made when used in relation to any invention means the conception or first actual reduction to practice of such invention.

Subcontract No. ZCO-0-30017-01                                           Page 14

                  f. Nonprofit organization means a university or other institution of higher education or an organization of the type described in section 501(c)(3) of the Internal Revenue Code of 1954 (26 revenue Code (26 U.S.C. 501(a)) and exempt from taxation under section 501(a) of the Internal Revenue Code (26 U.S.C. 501(a)) or any nonprofit scientific or educational organization qualified under a state nonprofit organization statute.

                  g. Patent Counsel means the Department of energy Patent Counsel assisting the procuring activity.

                  h. Practical application means to manufacture, in the case of a composition or product, to practice, in the case of a process or method, or to operate, in the case of a machine or system; and, in each case, under such conditions as to establish that the invention is being utilized and that its benefits are, to the extent permitted by law or Government regulations, available to the public on reasonable terms.

                  i.       Secretary means the Secretary of Energy.

                  j. Small business firm means a small business concern as defined at Section 2 of the Pub. L. 85-536 (15 U.S.C.
                           632) and implementing regulations of the Administrator of the Small Business Administration. For the purpose of this clause, the size standards for small business concerns involved in Government procurement and subcontracting at 13 CFR 121.3-8 and 13 CFR 121.3-12, respectively, will be used.

                  k. Subject invention means any invention of the Subcontractor conceived or first actually reduced to practice in the course of or under this subcontract, provided that in the case of a variety of plant, the date of determination (as defined in section 41(d) of the Plant Variety Protection Act (7 U.S.C. 2401(d)) must also occur during the period of subcontract performance.

         2.       Allocation of principal rights.

                  Whereas DOE has granted a waiver of rights to subject inventions to the Subcontractor, the Subcontractor may elect to retain the entire right, title, and interest throughout the world to each subject invention subject to the provisions of this clause and 35 U.S.C. Sections 202 and 203. With respect to any subject invention in which the Subcontractor elects to retain title, the Federal Government shall have a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States the subject invention throughout the world.

         3. Invention disclosure, election of title, and filing of patent applications by Subcontractor.

                  a. The Subcontractor shall disclose each subject invention to the Patent Counsel

Subcontract No. ZCO-0-30017-01                                           Page 15

                           within six months after conception or first actual reduction to practice, whichever occurs first in the course of or under this subcontract, but in any event, prior to any sale, public use, or public disclosure of such invention known to the Subcontractor. The disclosure to the Patent Counsel shall be in the form of a written report and shall identify the inventors and the subcontract under which the invention was made. It shall be sufficiently complete in technical detail to convey a clear understanding, to the extent known at the time of the disclosure, of the nature, purpose, operation, and physical, chemical, biological, or electrical characteristics of the invention. The disclosure shall also identify any publication, on sale, or public use of the invention and whether a manuscript describing the invention has been submitted for publication and, if so, whether it has been accepted for publication at the time of disclosure. In addition, after disclosure to the Patent Counsel, the Subcontractor shall promptly notify the Patent Counsel of the acceptance of any manuscript describing the invention for publication or of any on sale or public use planned by the Subcontractor.

                  b. The Subcontractor shall elect in writing whether or not to retain title to any such invention by notifying the Patent Counsel at the time of disclosure or within 8 months of disclosure, as to those countries (including the United States) in which the Subcontractor will retain title, provided, that in any case where publication, on sale, or public use has initiated the 1-year statutory period wherein valid patent protection can still be obtained in the United States, the period of election of title may be shortened by the Agency to a date that is no more than 60 days prior to the end of the statutory period. The Subcontractor shall notify the Patent Counsel as to those countries (including the United States) in which the Subcontractor will retain title not later than 60 days prior to the end of the statutory period.

                  c. The Subcontractor shall file its United States patent application on an elected invention within 1 year after election, but not later than at least 60 days prior to the end of any statutory period wherein valid patent protection can be obtained in the United States after a publication, on sale, or public use. The Subcontractor shall file patent applications in additional countries (including the European Patent Office and under the Patent Cooperation Treaty) within either 10 months of the corresponding initial patent application or 6 months from the date permission is granted by the Commissioner of Patents and Trademarks to file foreign patent applications where foreign filing has been prohibited by Secrecy Order.

                  d. Requests for extension of the time for disclosure to the Patent Counsel, election, and filing may, at the discretion of DOE, be granted, and will normally be granted unless the Patent Counsel has reason to believe that a particular extension would prejudice the Government's interest.

         4. Conditions when the Government may obtain title notwithstanding an existing waiver.

Subcontract No. ZCO-0-30017-01                                           Page 16

                  The Subcontractor shall convey to DOE upon written request, title to any subject invention

                  a. If the Subcontractor elects not to retain title to a subject invention;

                  b. If the Subcontractor fails to disclose or elect the subject invention within the times specified in paragraph 3 of this clause (provided that DOE may only request title within 60 days after learning of the Subcontractor's failure to report or elect within the specified times);

                  c. In those countries in which the Subcontractor fails to file patent applications within the times specified in paragraph 3 of this clause; provided, however, that if the Subcontractor has filed a patent application in a county after the times specified in paragraph 3 of this clause, but prior to its receipt of the written request of DOE, the Subcontractor shall continue to retain in that country;

                  d. In any country in which the Subcontractor decides not to continue the prosecution of any application for, to pay the maintenance fees on, or defend in reexamination or opposition proceeding on, a patent on a subject invention; or

                  e. If the waiver authorizing the use of this clause is terminated as provided in paragraph 16 of this clause.

         5. Minimum rights to Subcontractor when the Government retains title.

                  a. The Subcontractor shall retain a nonexclusive, royalty-free license throughout the world in each subject invention to which the Government obtains title under paragraph 4 of this clause except if the Subcontractor fails to disclose the subject invention within the times specified in paragraph 3 of this clause. The Subcontractor's license extends to its domestic subsidiaries and affiliates, if any, within the corporate structure of which the Subcontractor is a part and includes the right to grant sublicenses of the same scope to the extent the Subcontractor was legally obligated to do so at the time the subcontract was awarded. The license in transferable only with the approval of DOE except when transferred to the successor of that part of the Subcontractor's business to which the invention pertains.

                  b. The Subcontractor's domestic license may be revoked or modified by DOE to the extent necessary to achieve expeditious practical application of the subject invention pursuant to an application for an exclusive license submitted in accordance with applicable provisions in 37 CFR part 404 and DOE licensing regulations. This license shall not be revoked in that field of use or the geographical areas in which the Subcontractor has achieved practical application and continues to make the benefits of the invention reasonably accessible to the public. The license in any foreign country may be revoked or modified at the discretion of DOE to the extent the Subcontractor, its licensees, or its domestic subsidiaries or affiliates

Subcontract No. ZCO-0-30017-01                                           Page 17

                           have failed to achieve practical application in that foreign country.

                  c. Before revocation or modification of the license, DOE shall furnish the Subcontractor a written notice of its intention to revoke or modify the license, and the Subcontractor shall be allowed 30 days (or such other time as may be authorized by DOE for good cause shown by the Subcontractor) after the notice to show cause why the license should not be revoked or modified. The Subcontractor has the right to appeal; in accordance with applicable agency licensing regulations and 37 CFR part 404 concerning the licensing of Government-owned inventions, any decision concerning the revocation or modification of its license.

         6.       Subcontractor action to protect the Government's interest.

                  a. The Subcontractor agrees to execute or to have executed an promptly deliver to DOE all instruments necessary to:

                           (i)      establish or confirm the rights the
                                    Government has throughout the world in those subject inventions to which the Subcontractor elects to retain title, and

                           (ii) convey title to DOE when requested under paragraphs 4 and 14(b) of this clause, and to enable the Government to obtain patent protection throughout the world in that subject invention.

                  b. The Subcontractor agrees to require, by written agreement, its employees, other than clerical and nontechnical employees, to disclose promptly in writing to personnel identified as responsible for the administration of patent matters and in a format suggested by the Subcontractor each subject invention made under subcontract in order that the Subcontractor can comply with the disclosure provisions of paragraph 3 of this clause, and to execute all papers necessary to file patent applications on subject inventions and to establish the Government's rights in the subject inventions. This disclosure format should require, as a minimum, the information required by paragraph 3(a) of this clause. The Subcontractor shall instruct such employees through employee agreements or other suitable educational programs on the importance of reporting inventions in sufficient time to permit the filing of patent application prior to U.S. or foreign statutory bars.

                  c. The Subcontractor shall notify DOE of any decision not to continue prosecution of a patent application, pay maintenance fees, or defend in a reexamination or opposition proceeding on a patent, in any country, not less than 30 days before the expiration of the response period required by the relevant patent office.

                  d. The Subcontractor agrees to include within the specification of any United States patent application and any patent issuing thereon covering a subject invention, the

Subcontract No. ZCO-0-30017-01                                           Page 18

                           following statement. "This invention was made with Government support; under (identify the subcontract) awarded by DOE. The Government has certain rights to this invention."

                  e. The Subcontractor shall establish and maintain active and effective procedures to assure that subject inventions are promptly identified and disclosed to Subcontractor personnel responsible for patent matters within 6 months of conception and/or first actual reduction to practice, whichever occurs first in the course of or under this subcontract. These procedures shall include the maintenance of laboratory notebooks or equivalent records and other records as are reasonably necessary to document the conception and/or the first actual reduction to practice of subject inventions, and records that show the procedures for identifying and disclosing the inventions are followed. Upon request, the Subcontractor shall furnish the Patent Counsel a description of such procedures for evaluation and for determination as to their effectiveness.

                  f. The Subcontractor agrees, when licensing a subject invention, to arrange to avoid royalty charges on acquisitions involving Government funds, including funds derived through Military Assistance Program or the Government or otherwise derived through the Government, to refund any amounts received as royalty charges on the subject invention in acquisitions for, or on behalf of, the Government, and to provide for such refund in any instrument transferring rights in the invention to any party.

                  g. The Subcontractor shall furnish the Patent Counsel the following:

                           (i) Interim reports every 12 months (or such longer period as may be specified by the Patent Counsel) from the date of the subcontract, listing subject inventions during that period and certifying that all subject inventions have been disclosed or that there are no such inventions.

                           (ii) A final report, within 3 months after completion of the subcontracted work, listing all subject inventions or certifying that there were no such inventions, and listing all lower-tier subcontracts at any tier containing a patent rights clause or certifying that there were no such inventions.

                  h. The Subcontractor shall promptly notify the Patent Counsel in writing upon the award of any subcontract at any tier containing a patent rights clause by identifying the lower-tier subcontractor, the applicable patent rights clause, the work to be performed under the lower-tier subcontract, and the dates of award and estimated completion. Upon request of the Patent Counsel, the Subcontractor shall furnish a copy of such lower-tier subcontract, and no more frequently than annually, a listing of the lower-tier subcontract that have been awarded.

Subcontract No. ZCO-0-30017-01                                           Page 19

                  i. The Subcontractor shall provide, upon request, the filing date, serial number and title, a copy of the patent application (including an English-language version if filed in a language other than English), and patent number and issue date of any subject invention for which the Subcontractor has retained title.

                  j. Upon request, the Subcontractor shall furnish the Government an irrevocable power to inspect and make copies of the patent application file.

         7.       Lower-tier Subcontracts.

                  a. Unless otherwise directed by the Contracting Officer, the Subcontractor shall include the clause at 48 CFR 952.227-11, suitably modified to identify the parties in all lower-tier subcontracts, regardless of tier, for experimental, developmental, or research work to be performed by a small business firm or nonprofit organization, except where the work of the lower-tier subcontract is subject to an Exceptional Circumstances Determination by DOE.

                  b. The Subcontractor shall not, as part of the consideration for awarding the lower-tier subcontract, obtain rights in the lower-tier subcontractor's subject inventions.

                  c. In the case of lower-tier subcontractors at any tier, the Department, the lower-tier subcontractor, and Subcontractor agree that the mutual obligations of the parties created by this clause constitute a subcontract between the lower-tier subcontractor and the Department with respect to those matters covered by this clause.

                  d. The Subcontractor shall promptly notify the Contracting Officer in writing upon the award of any subcontract at any tier containing a patent rights clause by identifying the lower-tier subcontractor, the applicable patent rights clause, the work to be performed under the lower-tier subcontract, and the dates of award and estimated completion. Upon request of the Contracting Officer, the Subcontractor shall furnish a copy of such lower-tier subcontract, and, no more frequently than annually, a listing of lower-tier subcontracts that have been awarded.

         8.       Reporting on utilization of subject inventions.

                  The Subcontractor agrees to submit in request periodic reports no more frequently than annually on the utilization of a subject invention or on efforts at obtaining such utilization that are being made by the Subcontractor and any of its licensees or assignees. Such reports shall include information regarding the status of development, date of first commercial sale or use, gross royalties received by the Subcontractor, and such other data and information as DOE may reasonably specify. The Subcontractor also agrees to provide additional reports as may be requested by DOE in connection with any march-in proceedings undertaken by DOE in accordance with paragraph 10 of this clause. To the extent data or information supplied under this paragraph is considered by the Subcontractor, its licensee or assignee to

Subcontract No. ZCO-0-30017-01                                           Page 20

                  be privileged and confidential and is so marked, DOE agrees that, to the extent permitted by law, it shall not disclose such information to persons outside the Government.

         9.       Preference for United States industry.

                  Notwithstanding any other provision of this clause, the Subcontractor agrees that neither it nor any assignee will grant to any person the exclusive right to use or sell any subject invention in the United States unless such person agrees that nay products embodying the subject invention will be manufactured substantially in the United States. However, in individual cases, the requirement for such an agreement may be waived by DOE upon a showing by the Subcontractor or its assignee that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible.

         10.      March-in rights.

                  The Subcontractor agrees that with respect to any subject invention in which it has acquired title DOE has the right in accordance with the procedures in 48 CFR 27.304-1 (g) to require the Subcontractor, an assignee, or exclusive licensee of a subject invention to grant a nonexclusive, partially exclusive, or exclusive license in any field of use to a responsible applicant or applicants, upon terms that are reasonable under the circumstances, and if the Subcontractor assignee, or exclusive licensee refuses such a request, DOE has the right to grant such a license itself if DOE determines that

                  a. Such action is necessary because the Subcontractor or assignee has not taken, or is not expected to take within a reasonable time, effective steps to achieve practical application of the subject invention in such field of use;

                  b. Such action is necessary to alleviate health or safety needs which are not reasonably satisfied by the Subcontractor, assignee, or their licensees;

                  c. Such action is necessary to meet requirements for public use specified by Federal regulations and such requirements are not reasonably satisfied by the Subcontractor, assignee, or licensees; or

                  d. Such action is necessary because the agreement required by paragraph 12 of this clause has not yet been obtained or waived or because a licensee of the exclusive right to use or sell any subject invention in the United States is in breach of such agreement.

         11.      Background Patents.

                  a.       The Subcontractor agrees

Subcontract No. ZCO-0-30017-01                                           Page 21

                           (i) to grant to the Government a royalty-free, nonexclusive license under any Background Patent for purposes of practicing a subject of this subcontract by or for the Government in research, development, and demonstration work only.

                           (ii) that, upon written application by DOE, it will grant to responsible parties for purposes of practicing a subject of this subcontract, nonexclusive licenses under any Background Patent on terms that are reasonable under the circumstances. If, however, the Subcontractor believes that exclusive or partially exclusive rights are necessary to achieve expeditious commercial development or utilization, then a request may be made to DOE for DOE approval of such licensing by the Subcontractor.

                  b. Notwithstanding paragraph 11(a)(ii), the Subcontractor shall not be obligated to license any Background Patent if the Subcontractor demonstrates to the satisfaction of the Secretary or his designee that

                           (i) a competitive alternative to the subject matter covered by said Background Patent is commercially available from one or more other sources; or

                           (ii) the Subcontractor or its licensees are supplying the subject matter covered by said Background Patent in sufficient quantity and at reasonable prices to satisfy market needs, or have taken effective steps or within a reasonable time are expected to take effective steps to so supply the subject matter.

         12.      Communications.

                  All reports and notifications required by this clause shall be submitted to the Patent Counsel unless otherwise instructed.

         13.      Other inventions.

                  Nothing contained in this clause shall be deemed to grant to the Government any rights with respect to any invention other than a subject invention, except with respect to Background Patents, above.

         14.      Examination of records relating to inventions.

                  a. The Contracting Officer or any authorized representative shall, until 3 years after final payment under this subcontract, have the right to examine any books (including laboratory notebooks), records, and documents of the Subcontractor relating to the conception or first actual reduction to practice of inventions in the same field of technology as the work under this subcontract to determine whether

Subcontract No. ZCO-0-30017-01                                           Page 22

                           (i)      Any such inventions are subject inventions;

                           (ii) The Subcontractor has established and maintains the procedures required by paragraphs 6(b) and 6(e) of this clause; and

                           (iii) The Subcontractor and its inventor have complied with procedures.

                  b. If the Contracting Officer determines that an inventor has not disclosed a subject invention to the Subcontractor in accordance with the procedures required by paragraph 6(e) of this clause, the Contracting Officer may, within 60 days after the determination, request title in accordance with paragraphs 4(b) and 4(c) of this clause. However, if the Subcontractor establishes that the failure to disclose did not result from the Subcontractor's fault or negligence, the Contracting Officer shall not request title.

                  c. If the Contracting Officer learns of an unreported Subcontractor invention which the Contracting Officer believes may be a subject invention, the Subcontractor may be required to disclose the invention to DOE for a determination of ownership rights.

                  d. Any examination of records under this paragraph shall be conducted in such a manner as to protect the confidentiality of the information involved.

         15.      Withholding of payment.

                  NOTE: This paragraph does not apply to lower-tier subcontracts or grants.

                  a. Any time before final payment under this subcontract, the Contracting Officer may, in the Government's interest, withhold payment until a reserve not exceeding $50,000 or 5 percent of the amount of the subcontract, whichever is less, shall have been see aside if, in the Contracting Officer's opinion, the Subcontractor fails to

                           (i) Establish, maintain, and follow effective procedures for identifying and disclosing subject inventions pursuant to paragraph 6(e) of this clause;

                           (ii) Disclose any subject invention pursuant to paragraph 3(a) of this clause;

                           (iii) Deliver acceptable interim reports pursuant to paragraph 6(g)(i) of this clause;

                           (iv) Provide the information regarding lower-tier subcontracts pursuant to paragraph 6(e) of this clause; or

                           (v)      Convey to the Government, using a
                                    DOE-approved form, the title and/or

Subcontract No. ZCO-0-30017-01                                           Page 23

                                    rights of the Government in each subject invention as required by this clause.

                  b. Such reserve or balance shall be withheld until the Contracting Officer has determined that the Subcontractor has rectified whatever deficiencies exists and has delivered all reports, disclosures, and other information required by this clause.

                  c. Final payment under this subcontract shall not be made before the Subcontractor delivers to the Patent Counsel all disclosures of subject inventions required by paragraph 3(a) of this clause, an acceptable final report pursuant to paragraph 6(g)(i) of this clause, and all past due confirmatory instruments, and the Patent Counsel has issued a patent clearance certification to the Contracting Officer.

                  d. The Contracting Officer may decrease or increase the sums withheld up to the maximum authorized above. If the maximum amount authorized above is already being withheld under other provision of the subcontract, no additional amount shall be withheld under this paragraph. The withholding of any amount or the subsequent payment thereof shall not be construed as a waiver of any Government right.

         16.      Waiver Terminations.

                  Any waiver granted to the Subcontractor authorizing the use of this clause (including any retention of rights pursuant there-to by the Subcontractor under paragraph 2 of this clause) may be terminated at the discretion of the Secretary or his designee in whole or in part if the request for waiver by the Subcontractor is found to contain false material statements or nondisclosure of material facts, and such were specifically relied upon by DOE in reaching the waiver determination. Prior to any such termination, the Subcontractor will be given written notice stating the extent of such proposed termination and the reasons therefor, and a period of 30 days, or such longer period as the Secretary or his designee shall determine for good cause shown in writing, to show cause why the waiver of rights should not be terminated. Any waiver termination shall be subject to the Subcontractor's minimum license as provided in paragraph 5 of this clause.

         17.      Atomic Energy.

                  No claim for pecuniary award or compensation under the provisions of the Atomic Energy Act of 1954, as amended, shall be asserted by the Subcontractor or its employees with respect to any invention or discovery made or conceived in the course of or under this subcontract.

         18.      Publication.

                  It is recognized that during the course of work under this subcontract, the Subcontractor or

Subcontract No. ZCO-0-30017-01                                           Page 24

                  its employees may from time to time desire to release or publish information regarding scientific or technical developments conceived for first actually reduced to practice in the course of or under this subcontract. In order that public disclosure of such information will not adversely effect the patent interest of DOE or the Subcontractor, approval for release of publication shall be secured from Patent Counsel prior to any such release or publication. In appropriate circumstances, and after consultation with the Subcontractor, Patent Counsel may waive the right of prepublication review.

         19.      Forfeiture of rights in unreported subject inventions.

                  a. The Subcontractor shall forfeit and assign to the Government, at the request of the Secretary of Energy or designee, all rights in any subject invention which the Subcontractor fails to report to Patent Counsel within six months after the time the
                           Subcontractor:

                           (i) Files or cause to be filed a United States or foreign patent application thereon; or

                           (ii) Submits the final report required by paragraph 6(g)(ii) of this clause, whichever is later.

                  b. However, the Subcontractor shall not forfeit rights in a subject invention if, within the time specified in paragraph 14(b) of this clause, the Subcontractor:

                           (i) Prepares a written decision based upon a review of the record that the invention was neither conceived nor first actually reduced to practice in the course of or under the subcontract and delivers the decision to Patent Counsel, with a copy to the Contracting Officer; or

                           (ii) Contenting that the subject invention is not a subject invention, the Subcontractor nevertheless discloses the subject invention and all facts pertinent to this contention to the Patent Counsel, with a copy to the Contracting Officer; or

                           (iii) Establishes that the failure to disclose did not result from the Subcontractor's fault or negligence.

                  c. Pending written assignment of the patent application and patents on a subject invention determined by the Contracting Officer to be forfeited (such determination to be a Final Decision under the Disputes clause of this subcontract), the Subcontractor shall be deemed to hold the invention and the patent applications and patents pertaining thereto in trust for the Government. The forfeiture provision of this paragraph shall be in addition to and shall not supersede any other rights and remedies which the Government may have with respect to subject inventions.

Subcontract No. ZCO-0-30017-01                                           Page 25

         20.      U. S. Competitiveness.

                  The Subcontractor agrees that nay products embodying any waived invention or produced through the use of any waived invention will be manufactured substantially in the United States unless the Subcontractor can show to the satisfaction of the DOE that it is not commercially feasible to do so. In the event the DOE agrees to foreign manufacture, there will be a requirement that the Government's support of the technology be recognized in some manner, e.g., recoupment of the Government's investment, etc. The Subcontractor agrees that it will not license, assign, or otherwise transfer any waived invention to any entity unless that entity agrees to these same requirements. Should the Subcontractor or other such entity receiving rights in the invention undergo a change in ownership amounting to a controlling interest, then the waiver, assignment, license, or other transfer of rights in the waived invention is suspended until approved in writing by the DOE.

         D. Rights in data-general (DOE coverage-Alternate VI (Feb 1998)) (DEAR 952.227-14) is hereby added as follows:

                  (k) Subcontractor Licensing. Expect as may be otherwise specified in this subcontract as data not subject to this paragraph, the Subcontractor agrees that upon written application by DOE, it will grant the Government and responsible third parties, for purposes of practicing a subject of this subcontract, a nonexclusive license in any limited rights data or restricted computer software on terms and conditions reasonable under the circumstances including appropriate provisions for confidentiality; provided, however, the Subcontractor shall not be obliged to license any such data if the Subcontractor demonstrates to the satisfaction of the Secretary of Energy or designee that:

                  (1) Such data are not essential to the manufacture or practice of hardware designed or fabricated, or processes developed, under this subcontract;

                  (2) Such data, in the form of results obtained by their use, have a commercially competitive alternate available or readily introducible from one or more other sources;

                  (3) Such data, in the form of results obtained by their use, are being supplied by the Subcontractor or it licensees in sufficient quantity and at reasonable prices to satisfy market needs, or the Subcontractor or its licensees have taken effective steps or within a reasonable time are expected to take effective steps to so supply such data in the form of results obtained by their use; or

                  (4) Such data, in the form of results obtained by their use, can be furnished by another firm skilled in the art of manufacturing items or performing processes of the same general type and character necessary to achieve the subcontract results.

Subcontract No. ZCO-0-30017-01                                           Page 26

ARTICLE 19 - INTEGRATION

This subcontract contains the entire understanding between the parties, and there are no understandings or representations except those set forth or incorporated by reference herein. No subsequent modifications of this subcontract shall be of any force or effect unless in writing signed by a duly authorized official of NREL.

IN WITNESS WHEREOF, the parties hereto have executed this subcontract as of the date fully signed below.

ACCEPTED GENENCOR INTERNATIONAL, INC.     AUTHORIZED: MIDWEST RESEARCH INSTITUTE
                                          NATIONAL RENEWABLE ENERGY LABORATORY
                                          DIVISION

SIGNATURE: /s/ Michael V. Arbige                SIGNATURE: /s/ Larry D. Sample
           ---------------------                           ---------------------

BY: /s/ Michael V. Arbige                       BY: /s/ Larry D. Sample
    -----------------------------                   -------------------------

TITLE: Sr. V.P. Technology                TITLE: Sr. V.P. Treasurer

DATE: 5-16-01                             DATE: 5/18/01

                               MODIFICATION NO. 1
                                       TO
                   DEFINITIZED SUBCONTRACT NO. ZCO-0-30017-01

CONTRACTING PARTY:             MIDWEST RESEARCH INSTITUTE
                               NATIONAL RENEWABLE ENERGY LABORATORY DIVISION

SUBCONTRACTOR:                 GENENCOR INTERNATIONAL, INC.

ADDRESS:                       925 PAGE MILL ROAD
                               PALO ALTO, CA 94304

SUBCONTRACT TITLE:             "CELLULASE COST REDUCTION FOR BIOETHANOL"

TYPE OF SUBCONTRACT:           COST SHARING

PERIOD OF PERFORMANCE:         04/27/00 THROUGH 06/26/03

SUBCONTRACT AMOUNT:

            SUBCONTRACTORS           NREL'S
              COST SHARE           COST SHARE               TOTAL
            --------------       ---------------       ---------------
Original:   $ 3,388,451.00       $ 13,553,804.00       $ 16,942,255.00
Mod 1:      $         0.00       $          0.00       $          0.00
            --------------       ---------------       ---------------
Total:      $ 3,388,451.00       $ 13,553,840.00       $ 16,942,255.00
                 (20%)                 (80%)                (100%)

PAYMENT TERMS:                 NET 30

SUBCONTRACTOR'S                GENENCOR INTERNATIONAL, INC.
REMITTANCE NAME                125 S. LASALLE ST., DEPT. 5223
AND ADDRESS:                   CHICAGO, IL 60674-5223

FUNDED AMOUNT AND
TASK CHARGE NUMBER:    LETTER SUBCONTACT:                  $ 1,040,000.00 -- BF001360
                                                           $   460,000.00 -- BF991701
                                                           $    49,695.00 -- CE030102
                                                           --------------
                       Subtotal:                           $ 1,549,695.00

                       MOD 1:                              $   101,835.00 -- CE030201
                                                           $   101,835.00 -- CE030202
                                                           $   101,835.00 -- CE030203
                                                           $   101,835.00 -- CE030204
                                                           $    75,000.00 -- CE030205
                                                           $    99,500.00 -- CE030206
                                                           $    30,200.00 -- CE030207
                                                           $   127,000.00 -- CE030208
                                                           $   120,000.00 -- CE030209
                                                           $   457,178.00 -- BF770101
                                                           --------------
                       Subtotal:                           $ 1,316,218.00

                       MOD 2:                              $ 5,000,000.00 -- BF001360
                       MOD 3:                              $         0.00
                       MOD 4:                              $         0.00
                       MOD 5:                              $         0.00
                                                           --------------
                       LETTER SUBCONTRACT TOTAL:           $ 7,865,913.00

                       DEFINITIZATION:                     $   157,434.00 -- CEB10105
                       MOD 1:                              $         0.00
                                                           --------------
                       DEFINITIZED SUBCONTRACT TOTAL:      $ 8,023,347.00

Modification No. 1 to Definitized Subcontract No. ZCO-0-30017-01          Page 2

REVISION:

The parties hereto mutually agree to modify Definitized Subcontract No. ZCO-0-30017-01 as follows:

1. The "Subcontractor's Remittance Name and Address" on the cover page is hereby changed from "Genencor International, Inc., Attn: Contract Administrator, 925 Page Mill Road, Palo Alto, CA 94304" to "Genencor International, Inc., 125 S. LaSalle St., Dept. 5223, Chicago, Il 60674-5223."

2. By reason of the foregoing, there is neither an increase or decrease in the total estimated cost of this subcontract.

Except as provided herein, all other terms and conditions of this subcontract remain in full force and effect.

ACCEPTED: GENENCOR INTERNATIONAL, INC.    AUTHORIZED: MIDWEST RESEARCH INSTITUTE
                                          NATIONAL RENEWABLE ENERGY LABORATORY
                                          DIVISION

BY: /s/ Michael V. Arbige                 BY: /s/ Deborah J. Bullard
    ----------------------                    -------------------------

NAME: Michael V. Arbige                   NAME: Deborah J. Bullard

TITLE: Sr. V.P. Technology                TITLE: Senior Subcontract
                                                 Administrator

DATE: Sept. 6,2001                        DATE: Sept. 18,2001

                               MODIFICATION NO. 2
                                       TO
                   DEFINITIZED SUBCONTRACT NO. ZCO-0-30017-01

CONTRACTING PARTY:             MIDWEST RESEARCH INSTITUTE
                               NATIONAL RENEWABLE ENERGY LABORATORY DIVISION

SUBCONTRACTOR:                 GENENCOR INTERNATIONAL, INC.

ADDRESS:                       925 PAGE MILL ROAD
                               PALO ALTO, CA 94304

SUBCONTRACT TITLE:             "CELLULASE COST REDUCTION FOR BIOETHANOL"

TYPE OF SUBCONTRACT:           COST SHARING

PERIOD OF PERFORMANCE:         04/27/00 THROUGH 06/26/03

SUBCONTRACT AMOUNT:

            SUBCONTRACTOR'S          NREL'S
              COST SHARE           COST SHARE               TOTAL
            ---------------      ---------------       ---------------
Original:   $ 3,388,451.00       $ 13,553,804.00       $ 16,942,255.00
Mod 1:      $         0.00       $          0.00       $          0.00
Mod 2:      $         0.00       $          0.00       $          0.00
            --------------       ---------------       ---------------
Total:      $ 3,388,451.00       $ 13,553,840.00       $ 16,942,255.00
                 (20%)                 (80%)                (100%)

PAYMENT TERMS:                 NET 30

SUBCONTRACTOR'S                GENENCOR INTERNATIONAL, INC.
REMITTANCE NAME                125 S. LASALLE ST., DEPT. 5223
AND ADDRESS:                   CHICAGO, IL 60674-5223

FUNDED AMOUNT AND
TASK CHARGE NUMBER:    LETTER SUBCONTACT:                  $ 1,040,000.00--BF001360
                                                           $   460,000.00--BF991701
                                                           $    49,695.00--CE030102
                                                           --------------
                       Subtotal:                           $ 1,549,695.00

                       MOD 1:                              $   101,835.00--CE030201
                                                           $   101,835.00--CE030202
                                                           $   101,835.00--CE030203
                                                           $   101,835.00--CE030204
                                                           $    75,000.00--CE030205
                                                           $    99,500.00--CE030206
                                                           $    30,200.00--CE030207
                                                           $   127,000.00--CE030208
                                                           $   120,000.00--CE030209
                                                           $   457,178.00--BF770101
                                                           --------------
                       Subtotal:                           $ 1,316,218.00

                       MOD 2:                              $ 5,000,000.00--BF001360
                       MOD 3:                              $         0.00
                       MOD 4:                              $         0.00
                       MOD 5:                              $         0.00
                                                           --------------
                       LETTER SUBCONTRACT TOTAL:           $ 7,865,913.00

                       DEFINITIZATION:                     $   157,434.00--CEB10105
                       MOD 1:                              $         0.00
                       MOD 2:                              $ 1,720,470.00--BFP2SC34
                                                           --------------
                       DEFINITIZED SUBCONTRACT TOTAL:      $ 9,743,817.00

Modification No. 2 to Definitized Subcontract No. ZCO-0-30017-01          Page 2

REVISION:

Subcontract No. ZCO-0-30017-01 is modified as follows:

1. Article 3 - Estimated Cost Obligation of Funds and Financial Limitations is hereby modified as follows:

     A. Paragraph C: The amount allotted and available for payment is changed from "$8,023,347.00" to "$9,743,817.00", representing an increase of
     $1,720,470.00. The estimated date of work covered by the allotted amount in changed from "09/30/01" to "08/31/02", representing an extension of eleven
     (11) months.

     B. Paragraph D: The amount presently obligated by NREL is changed from "$8,023,347.00" to "$9,743,817.00", representing an increase of
     $1,720,470.00.

2. Article 14 - Invoices is hereby modified to change the invoice deliverable address by deleting "Pat Weitzel" and adding "Margaret Mortenson." The invoice address remains unchanged.

3. Appendix A, Statement of Work, dated 08/15/00, Report Distribution is hereby modified to update the deliverable address by deleting "Pat Weitzel" as the Contracts and Business Services Associate and adding "Margaret Mortenson" as the Subcontract Associate. The deliverable address remains unchanged.

4. By reason of the foregoing, there is neither an increase or decrease in the total estimated cost of this subcontract.

Except as provided herein, all other terms and conditions of this subcontract remain in full force and effect.

AUTHORIZED: MIDWEST RESEARCH INSTITUTE
NATIONAL RENEWABLE ENERGY LABORATORY DIVISION

BY: /s/ Kristin Bombeck
    ---------------------------------

NAME: Kristin Bombeck

TITLE: Group Manager
       Contracts and Business Services

DATE: 4/25/02

                               MODIFICATION NO. 3
                                       TO
                   DEFINITIZED SUBCONTRACT NO. ZCO-0-30017-01

CONTRACTING PARTY:             MIDWEST RESEARCH INSTITUTE
                               NATIONAL RENEWABLE ENERGY LABORATORY DIVISION

SUBCONTRACTOR:                 GENENCOR INTERNATIONAL, INC.

ADDRESS:                       925 PAGE MILL ROAD
                               PALO ALTO, CA 94304

SUBCONTRACT TITLE:             "CELLULASE COST REDUCTION FOR BIOETHANOL"

TYPE OF SUBCONTRACT:           COST SHARING

PERIOD OF PERFORMANCE:         04/27/00 THROUGH 06/26/03

SUBCONTRACT AMOUNT:

            SUBCONTRACTOR'S           NREL'S
              COST SHARE           COST SHARE               TOTAL
            ---------------      ---------------       ---------------
Original:   $ 3,388,451.00       $ 13,553,804.00       $ 16,942,255.00
Mod 1:      $         0.00       $          0.00       $          0.00
Mod 2:      $         0.00       $          0.00       $          0.00
Mod 3:      $         0.00       $          0.00       $          0.00
            --------------       ---------------       ---------------
Total:      $ 3,388,451.00       $ 13,553,840.00       $ 16,942,255.00
                 (20%)                 (80%)                (100%)

PAYMENT TERMS:                 NET 30

SUBCONTRACTOR'S                GENENCOR INTERNATIONAL, INC.
REMITTANCE NAME                125 S. LASALLE ST., DEPT. 5223
AND ADDRESS:                   CHICAGO, IL 60674-5223

FUNDED AMOUNT AND
TASK CHARGE NUMBER:    LETTER SUBCONTACT:                  $ 1,040,000.00--BF001360
                                                           $   460,000.00--BF991701
                                                           $    49,695.00--CE030102
                                                           --------------
                       Subtotal:                           $ 1,549,695.00

                       MOD 1:                              $   101,835.00--CE030201
                                                           $   101,835.00--CE030202
                                                           $   101,835.00--CE030203
                                                           $   101,835.00--CE030204
                                                           $    75,000.00--CE030205
                                                           $    99,500.00--CE030206
                                                           $    30,200.00--CE030207
                                                           $   127,000.00--CE030208
                                                           $   120,000.00--CE030209
                                                           $   457,178.00--BF770101
                                                           --------------
                       Subtotal:                           $ 1,316,218.00

                       MOD 2:                              $ 5,000,000.00--BF001360
                       MOD 3:                              $         0.00
                       MOD 4:                              $         0.00
                       MOD 5:                              $         0.00
                                                           --------------
                       LETTER SUBCONTRACT TOTAL:           $ 7,865,913.00

                       DEFINITIZATION:                     $   157,434.00--CEB10105
                       MOD 1:                              $         0.00
                       MOD 2:                              $ 1,720,470.00--BFP2SC34
                       MOD 3:                              $   640,000.00--BFP2SC34
                                                           --------------
                       DEFINITIZED SUBCONTRACT TOTAL:      $10,383,817.00

Modification No. 3 to Definitised Subcontract No. ZCO-0-30017-01          Page 2

REVISION:

Subcontract No. ZCO-0-30017-01 is modified as follow:

1. Article 3 - Estimated Cost, Obligation of Funds and Financial Limitations is hereby modified as follows:

     A. Paragraph C: The amount alloted and available for payment is changed from "$9,743,817.00" to "$10,383,817.00", representing an increase of
     $640,000.00. The estimated date of work covered by the allotted amount in changed from "08/31/02" to "09/30/02", representing an extension of one (1) month.

     B. Paragraph D: The amount presently obligated by NREL is changed from "$9,743,817.00" to "$10,383,817.00", representing an increase of
     $640,000.00.

2. By reason of the foregoing, there is neither an increase or decrease in the total estimated cost of this subcontract.

Except as provided herein, all other terms and conditions of this subcontract remain in full force and effect.

AUTHORIZED MIDWEST RESEARCH INSTITUTE
NATIONAL RENEWABLE ENERGY LABORATORY DIVISION

BY: /s/Randy W. Combs
    -----------------------------------

NAME: Randy W. Combs

TITLE: Team Leader, Denver West Support
       Contracts and Business Services

DATE: 8/13/02